Exhibit 32.2
Certification Pursuant to Section 1350 of Chapter 63
of Title 18 of the United States Code
     I, Vasant Prabhu, the Chief Financial Officer of Starwood Hotels & Resorts Worldwide, Inc. (“Starwood”), certify that (i) the Form 10-K for the fiscal year ended December 31, 2007 (the “Form 10-K”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Starwood.

/s/ Vasant Prabhu
Vasant Prabhu Chief Financial Officer Starwood Hotels & Resorts Worldwide, Inc.

February 22, 2008